EXHIBIT 99.1

Media Contact:	Investor Contact:
Dan La Russo	Mila Birnbaum
Ogilvy Public Relations	Raindance
720.840.8254	800.878.7326 ext. 3000
dan.larusso@ogilvypr.com	ir@raindance.com

RAINDANCE REPORTS SECOND QUARTER 2004 RESULTS

Louisville, Colo., July 28, 2004 - Raindance Communications® (NASDAQ: RNDC), a premier provider of integrated web and audio conferencing, today announced its results for the quarter ended June 30, 2004.

Second Quarter 2004 Results
•	Second quarter revenue of $19.3 million, up 15% from the same period in 2003
•	Second quarter net loss of $1,900,000 or $0.03 per share compares to net income of $613,000 or $0.01 per diluted share in the same period in 2003
•	Second quarter adjusted EBITDA* of $2.3 million compares to $3.9 million in the same period in 2003
•	Overall gross margin of 53% in the second quarter, compares to 59% in the same period in 2003

Total revenue for the second quarter of 2004 was $19.3 million, representing a 15% increase from the same period in 2003. In addition, the company incurred a net loss of $1,900,000 or $0.03 per share in the second quarter, which compares to net income of $613,000 or $0.01 per diluted share in the same period of 2003. Raindance reported adjusted EBITDA* of $2.3 million in the second quarter of 2004, versus $3.9 million in the same period last year. The company also reported 198 million usage-based minutes, a 25% increase from the second quarter of 2003, and cash flow provided by operations of $1,900,000 for the quarter.

“Although Raindance had a solid second quarter relative to our guidance, there is much more work to be done in order to reach our financial and overall performance goals,” said Don Detampel, CEO of Raindance. “We’ve begun a substantial transformation of our company, particularly in sales and marketing, which we expect to complete by year end. With the growing demand for multi-media conferencing, our execution plan is to translate our technology lead into market share expansion through marketing and sales initiatives. I believe we are taking all the right steps to improve our overall financial performance in 2005.”

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Guidance
The following information contains forward-looking statements regarding Raindance’s financial performance. These statements are based on current expectations and Raindance assumes no obligation to update any forward-looking information contained in this press release. Primarily as a result of expected increases in sales and marketing expenditures to support our next-generation services in Q3, the company anticipates a Q3 net loss in the range of $2.0 to $3.0 million. Additionally, we expect the full impact of a large customer that transitioned its conferencing to an internal system late in Q2 to affect third quarter results, and as such, the company expects Q3 revenues of between $18 and $18.5 million.

Management will discuss these and other results and provide 2004 third quarter guidance on Raindance’s quarterly earnings call today, July 28, 2004, beginning at 4:30 p.m. Eastern Time. The public may access the call by visiting the Investor Center section of Raindance’s web site at www.raindance.com and clicking on the Q2 2004 Earnings Webcast icon. If you are unable to participate during the live webcast, a replay of the call will be available at www.raindance.com after the conclusion of the conference call.

* Explanation of adjusted EBITDA, a Non-GAAP Financial Measure
We report adjusted EBITDA (EBITDA excluding stock-based compensation expense), a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance and liquidity that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash charges to earnings. Additionally, sophisticated financial institutions and banks use adjusted EBITDA as a performance metric in their lending practices. For example, adjusted EBITDA is used to determine our compliance with a financial covenant in the company’s credit agreement. Adjusted EBITDA for the three and six months ended June 30, 2004 and 2003 have been reconciled with net income (loss) for such periods in the attached Condensed Statements of Operations. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

About Raindance Communications
Raindance Communications, Inc. (NASDAQ: RNDC) redefines the everyday meeting experience with the industry’s only integrated web, audio and multipoint desktop video conferencing platform. Raindance Meeting Edition replicates the ease and flow of in-person meetings by enabling remote meetings that are as natural as sitting around a conference room table. With Raindance Meeting Edition, users find it incredibly easy to start or join a meeting, to engage participants with one-click sharing of applications, and to control meeting flow with integrated audio and video participant tracking. Thousands of corporate customers currently use Raindance’s technology to more effectively communicate with colleagues, vendors, customers and partners around the world. For more information, please visit www.raindance.com or call 800.878.7326.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains plans, intentions, objectives, estimates and expectations that may constitute forward-looking statements. Forward-looking statements in this release include, but are not limited to: our expectations regarding future growth and financial performance, including our ability to expand our market share; our estimates for revenue, net income or loss and gross margins in 2004; any implication that our earnings and gross margins are sustainable or growing; and all additional statements that confer or infer future demand for our services or positive operating results from the provision of these services. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include, but are not limited to, risks with respect to our ability to properly forecast operating results; changes in the economy and its effect on our business; changes in our marketplace and in communication services technology; competition from existing and new competitors; pricing pressure; our ability to retain existing customers, including our largest customers, one of which has transitioned substantially all of its conferencing usage to an internal system; our ability to increase existing customer usage of our services; and our ability to timely and successfully deliver our services. We may not be able to effectively address these risks, and accordingly our financial performance and stock price may be adversely affected. A detailed description of additional factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our Form 10-Q filed on May 10, 2004. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and we assume no obligation to update the forward-looking statements included in this document.

Raindance, Raindance Communications, SwitchTower, OpenGo and our logo are trademarks or registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.

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RAINDANCE COMMUNICATIONS, INC.
CONDENSED BALANCE SHEETS

(IN THOUSANDS)
(unaudited)

	June 30, 2004	December 31, 2003
Assets
Current assets:
Cash and cash equivalents	$33,202	$39,607
Short-term investment	5,000	—
Accounts receivable, net	10,976	8,958
Prepaid expenses and other current assets	1,310	1,779

Total current assets	50,488	50,344

Property and equipment, net	22,068	25,752
Goodwill	45,587	45,587
Long-term investment	1,220	—
Other assets	810	874

Total Assets	$120,173	$122,557

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,100	$7,598
Current portion of long-term debt	346	1,314
Accrued expenses	2,966	3,863
Current portion of restructuring reserve	289	278
Deferred revenue	298	112

Total current liabilities	11,999	13,165

Restructuring reserve, less current portion	40	187
Long-term debt, less current portion	—	1,227
Other	56	56

Total Liabilities	12,095	14,635

Stockholders’ Equity:
Common stock	82	81
Additional paid-in capital	280,146	278,440
Deferred stock-based compensation	(1,219)	(2,247)
Accumulated deficit	(170,931)	(168,352)

Total Stockholders’ Equity	108,078	107,922

Total Liabilities and Stockholders’ Equity	$120,173	$122,557

RAINDANCE COMMUNICATIONS, INC.
CONDENSED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2004	2003	2004	2003
Revenue	$19,328	$16,835	$38,911	$32,274
Cost of revenue	9,045	6,874	17,601	13,351

Gross profit	10,283	9,961	21,310	18,923

Operating expenses:
Sales and marketing	6,290	4,842	12,790	9,305
Research and development	2,427	2,020	5,153	3,717
General and administrative	2,128	1,741	4,037	3,418
Stock-based compensation expense	1,325	778	1,938	1,559

Total operating expenses	12,170	9,381	23,918	17,999

Income (loss) from operations	(1,887)	580	(2,608)	924
Other income (expense), net	13	33	29	29

Net income (loss)	$(1,874)	$613	$(2,579)	$953

Net income (loss) per share-
-Basic	$(0.03)	$0.01	$(0.05)	$0.02

-Diluted	$(0.03)	$0.01	$(0.05)	$0.02

Weighted average number of common shares outstanding-
-Basic	53,859	53,273	53,706	52,917
-Diluted	53,859	55,001	53,706	54,477

Reconciliation of net income (loss) to adjusted EBITDA:
Net income (loss)	$(1,874)	$613	$(2,579)	$953
Add: depreciation, amortization and other income (expense), net	2,832	2,509	,562	5,146
Add: stock-based compensation expense	1,325	778	1,938	1,559

Adjusted EBITDA	$2,283	$3,900	$4,921	$7,658

RAINDANCE COMMUNICATIONS, INC.
CONDENSED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)
(unaudited)

	Six months ended
	June 30,
	2004	2003
Cash flows from operating activities:
Net income (loss)	$(2,579)	$953
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,591	5,175
Stock-based compensation	1,938	1,559
Other	40	13
Changes in operating assets and liabilities:
Accounts receivable	(2,018)	(767)
Prepaid expenses and other current assets	(129)	(502)
Other assets	97	(1)
Accounts payable and accrued expenses	(461)	406
Deferred revenue	185	(179)

Net cash provided by operating activities	2,664	6,657

Cash flows from investing activities:
Purchase of property and equipment	(1,488)	(3,482)
Purchase of investments	(6,220)	—
Proceeds from disposition of equipment	14	20
Change in restricted cash	23	164

Net cash used by investing activities	(7,671)	(3,298)

Cash flows from financing activities:
Proceeds from issuance of common stock	797	524
Payments on debt	(2,195)	(544)

Net cash used by financing activities	(1,398)	(20)

Increase (decrease) in cash and cash equivalents	(6,405)	3,339
Cash and cash equivalents at beginning of period	39,607	31,699

Cash and cash equivalents at end of period	$33,202	$35,038